UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

I2 TELECOM INTERNATIONAL, INC.

(Exact name of Company as specified in its charter)

Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Abernathy Road, Suite 1800, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (770) 512-7174

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by i2 Telecom International, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2006, the Company closed a financing transaction in which it sold 10% secured convertible debentures (the “Debentures”) to Cornell Capital Partners, LP (“Cornell”) to raise $1,750,000 pursuant to a Securities Purchase Agreement dated thereof (the “Securities Purchase Agreement”). The Company received $600,000 upon closing, will receive another $600,000 on the date the registration statement is filed pursuant to Investors Registration Rights Agreement dated thereof between the Company and Cornell (the “Registration Rights Agreement”), provided that the Company’s Board of Directors shall have consented, subject to shareholder approval, to increase it’s authorized shares of Common Stock to at least two hundred fifty million (250,000,000) and the Company shall have entered into irrevocable voting agreements, with the Buyer(s) as a third party beneficiary of such agreements, with shareholders of the Company who are the beneficial owners of an excess of fifty percent (50%) of the Company’s outstanding shares of Common Stock as of the date hereof, wherein such shareholders shall irrevocably vote in favor of increasing the Company’s authorized shares of Common Stock to at least two hundred fifty million (250,000,000), and the Company shall receive $550,000 one business day prior to the date the registration statement is declared effective by the Securities and Exchange Commission (the “Commission”). The Debentures mature on January 9, 2009. The Debentures are convertible from time to time into the common stock of the Company by Cornell at the price per share equal to the lesser of (1) ninety percent (95%) of the lowest volume weighted average price of the Company’s common stock, as quoted by Bloomberg, LP, for the thirty (30) trading days immediately preceding the conversion date or (2) $0.10. In the event that the volume weighted average price of the Company’s common stock, as quoted by Bloomberg, LP, is below Four Cents ($0.04) for ten (10) consecutive Trading Days, Cornell shall not, unless waived by the Company, convert more than Two Hundred Thousand Dollars ($200,000) of principal and interest due and outstanding under the Debentures into shares of the Company’s common stock in any thirty (30) calendar day period. Additionally, Cornell may not convert the Debentures or exercise the Warrant (as defined below) if such conversion or exercise would result in Cornell, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1933 and the rules promulgated thereunder) in excess of 4.9% of the then issued and outstanding shares of the Company’s common stock. The Company has an option to redeem a portion or all of the outstanding principle convertible Debentures, provided that the price of the Company’s common stock is trading below the Fixed Conversion Price, with the redeem price of one hundred twenty percent (120%) of the amount redeemed plus accrued interest.

The Company and its subsidiaries granted Cornell a security interest in certain of its assets pursuant to a Security Agreement dated January 9, 2006 between the Company and Cornell and a Debenture dated January 9, 2006 between i2 Telecom International Limited and Cornell (collectively, the “Security Agreements”). The Company entered into a Pledge and Escrow Agreement with Cornell, dated January 9, 2006 (the “Pledge Agreement”) whereby the Company agreed to pledge 100,000,000 shares of its common stock until such time all obligations under the Debentures have been satisfied. Pursuant to the Pledge Agreement, the Company delivered to the Escrow Agent stock certificates representing 26,887,667 shares of the Company’s common stock with the remaining 73,112,333 shares of common stock to be delivered at such time as the authorized shares of the Company’s common stock is increased to at least two hundred fifty million (250,000,000) shares. Additionally, certain of the Company’s shareholders pledged and delivered to the Escrow Agent stock certificates representing a total of 8,269,751 shares of common stock (the “Stockholder Pledge Shares”) pursuant to Pledge Agreements entered into by and among the shareholders, the Company and Cornell dated January 9, 2006 (the “Shareholder Pledge Agreements”). The Stockholder Pledge Shares will be returned to the shareholders when the Company completes delivery of the Company Pledge Shares to the Escrow Agent. The Company paid Yorkville Advisors, LLC a structuring fee of $15,000 and shall pay a commitment fee equal to 10% of the total purchase price of the Debentures of which $60,000 was paid on January 9, 2006 upon the funding of $600,000 of the Debentures. Cornell also received a three-year warrant to purchase 7,150,000 shares of common stock at an exercise price of $0.07 per share (the “Warrant”).

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The offering requires the Company to prepare and file with the Commission a registration statement for the purpose of registering under the Securities Act of 1933 all of the shares of the Company’s common stock issuable upon exercise of the Warrants and the Debentures pursuant to an Investor Registration Rights Agreement.

This announcement is not an offer to sell securities of i2 Telecom International, Inc. and any opportunity to participate in the private placement was available to a very limited group of accredited investors.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the Debentures, the Warrant, the Registration Rights Agreement, the Escrow Agreement dated January 9, 2006 by and between the Company Cornell and the Escrow Agent, the Pledge Agreement, the Shareholder Pledge Agreements and the Security Agreements.

On January 12, 2006, the Company issued a press release announcing the financing with Cornell. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Ex. 10.1	–	Securities Purchase Agreement, dated as of January 9, 2006, between the Company and Cornell Capital Partners, LP.

Ex. 10.2	–	Secured Debenture 001, dated as of January 9, 2006, between the Company and Cornell Capital Partners, LP.

Ex. 10.3	–	Security Agreement, dated as of January 9, 2006, between the Company and Cornell Capital Partners, LP.

Ex. 10.4	–	Warrant, dated as of January 9, 2006, between the Company and Cornell Capital Partners, LP.

Ex. 10.5	–	Investor Registration Rights Agreement, dated as of December 15, 2005, between the Company and Cornell Capital Partners, LP.

Ex. 10.6	–	Escrow Agreement, dated as of January 9, 2006, by and amongst the Company, Cornell Capital Partners, LP and David Gonzalez.

Ex. 10.7	–	Pledge and Escrow Agreement, dated as of January 9, 2006, between the Company and Cornell Capital Partners, LP.

Ex. 10.8	–	Pledge Agreement, dated as of January 9, 2006, by and amongst the Company, Cornell Capital Partners, LP and Paul Arena.

Ex. 10.9	-	Pledge Agreement, dated as of January 9, 2006, by and amongst the Company, Cornell Capital Partners, LP and Hubert Phipps.

Ex. 10.10	-	Pledge Agreement, dated as of January 9, 2006, by and amongst the Company, Cornell Capital Partners, LP and Braswell Enterprise, LP.

Ex. 10.11	-	Pledge Agreement, dated as of January 9, 2006, by and amongst the Company, Cornell Capital Partners, LP and Al Braswell.

Ex. 10.12	-	Irrevocable Transfer Agent Instructions, dated January 9, 2006, by and amongst the Company, Cornell Capital Partners, LP and Continental Stock Transfer & Trust Company.

Ex. 99.1	-	Press Release dated January 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I2 TELECOM INTERNATIONAL, INC.
(Company)

Date January 12, 2006

	By:	/s/ Paul Arena
	Name	Paul Arena
	Title:	Chief Executive Officer and Principal Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of January 9, 2006, between the Company and Cornell Capital Partners, LP.

10.2	Secured Debenture 001, dated as of January 9, 2006, between the Company and Cornell Capital Partners, LP.

10.3	Security Agreement, dated as of January 9, 2006, between the Company and Cornell Capital Partners, LP.

10.4	Warrant, dated as of January 9, 2006, between the Company and Cornell Capital Partners, LP.

10.5	Investor Registration Rights Agreement, dated as of December 15, 2005, between the Company and Cornell Capital Partners, LP.

10.6	Escrow Agreement, dated as of January 9, 2006, by and amongst the Company, Cornell Capital Partners, LP and David Gonzalez.

10.7	Pledge and Escrow Agreement, dated as of January 9, 2006, between the Company and Cornell Capital Partners, LP.

10.8	Pledge Agreement, dated as of January 9, 2006, by and amongst the Company, Cornell Capital Partners, LP and Paul Arena.

10.9	Pledge Agreement, dated as of January 9, 2006, by and amongst the Company, Cornell Capital Partners, LP and Hubert Phipps.

10.10	Pledge Agreement, dated as of January 9, 2006, by and amongst the Company, Cornell Capital Partners, LP and Braswell Enterprise, LP.

10.11	Pledge Agreement, dated as of January 9, 2006, by and amongst the Company, Cornell Capital Partners, LP and Al Braswell.

10.12	Irrevocable Transfer Agent Instructions, dated January 9, 2006, by and amongst the Company, Cornell Capital Partners, LP and Continental Stock Transfer & Trust Company.

99.1	Press Release dated January 12, 2006.